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                                                                Exhibit (p)(3)

                             1st SOURCE CORPORATION
                               INVESTMENT ADVISOR
                                 CODE OF ETHICS



1.       STATEMENT OF STANDARDS


         This Code of Ethics (the "Code") sets forth the basic policies of ethical conduct for all directors, officers and employees of 1st Source Investment Advisors, Inc. (the "Firm").

         The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and interests of the Firm or its clients. To this end, directors, officers and employees of the Firm should understand and adhere to the following ethical standards:

         (A)      THE DUTY AT ALL TIMES TO PLACE THE INTERESTS OF FIRM'S CLIENTS
                  FIRST;

                  This duty requires that the directors, officers and employees of the Firm avoid serving their own personal interests ahead of the interests of the Firm's clients.

         (B) THE DUTY TO ENSURE THAT ALL PERSONAL SECURITIES TRANSACTIONS BE CONDUCTED IN A MANNER THAT IS CONSISTENT WITH THIS CODE TO AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST OR ANY ABUSE OF SUCH DIRECTORS, OFFICERS AND EMPLOYEES POSITION OF TRUST AND RESPONSIBILITY; AND

                  The directors, officers and employees of the Firm should study this Code and ensure that they understand its requirements. They should conduct their activities in a manner that not only achieves technical compliance with this Code but also abides by its spirit and principles.

         (C) THE DUTY TO ENSURE THAT THE DIRECTORS, OFFICERS AND EMPLOYEES OF THE FIRM DO NOT TAKE INAPPROPRIATE ADVANTAGE OF THEIR POSITION WITH THE FIRM.

                  Directors, officers and employees engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with the Firm. They should avoid situations that might compromise their judgment (e.g., the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with the Firm).


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2.       DEFINITIONS

         A.       "Advisory Representative" means:

                  a. any partner, officer or director of the firm;

                  b. any employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made;

                  c. any employee who, in connection with his duties, obtains any information concerning which securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations;

                  d. and any of the following persons who obtain information concerning securities recommendations being made by such investment advisor prior to the effective dissemination of such recommendations or of the information concerning such recommendations:

                           [ ] any natural person in a control relationship with either the firm or a registered investment company that is advised by the firm;

                           [ ] or any employee of the Firm, or of an affiliate of the Firm who is an access person of a registered investment company that is advised by the firm.


         B. "Beneficial ownership" will be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A Covered Person should consider himself the beneficial owner of securities held by a spouse, a child or a relative who shares the home, or other persons, if by reason of any contract, understanding, relationship, agreement or other arrangement, the covered person obtains, directly or indirectly, the opportunity to profit or share in any profit derived from a transaction in the securities.

         C. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

         D. "Covered Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, 1st Source




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stock, closely held - non-publicly traded securities, dividend reinvestment plans, and shares of registered open-end investment companies. (Any security purchased or sold on behalf of a client for which 1st Source has been granted investment discretion is considered a covered security unless otherwise excluded by the above definition.)

         E. "Covered Persons" means the directors, officers and employees of the Firm.


         F. An "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934.

         G. "Investment personnel" means: (1) any employee of the Firm who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by, or on behalf of the Firm; and (2) any natural person in a control relationship to the Firm who obtains information concerning recommendations made by the firm with regard to the purchase or sale of a security.

         H. A "limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         I. "Purchase or sale" for purposes of this Code of Ethics includes, among other things, the writing of an option to purchase or sell a security.


3.       RESTRICTIONS APPLICABLE TO COVERED PERSONS

Covered Persons may have access to information about Funds that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, Fund portfolios, information concerning certain underwritings of broker/dealers affiliated with a Fund that may be deemed to be "MATERIAL INSIDE INFORMATION", and information which involves a merger or acquisition that has not been disclosed to the public.

"MATERIAL INSIDE INFORMATION" IS DEFINED AS ANY INFORMATION ABOUT A COMPANY WHICH HAS NOT BEEN DISCLOSED TO THE GENERAL PUBLIC AND WHICH EITHER A REASONABLE PERSON WOULD DEEM TO BE IMPORTANT IN MAKING AN INVESTMENT DECISION OR THE DISSEMINATION OF WHICH IS LIKELY TO IMPACT THE MARKET PRICE OF THE COMPANY'S SECURITIES.

Covered Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

In addition, Rule 17j-1(b) under the Investment Company Act of 1940 (the "Act") makes it unlawful for any affiliated person of an investment adviser to a mutual fund, in connection with purchase or sale by such person of a security held or to be acquired by the fund:


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                  (1) To employ any device, scheme or artifice to defraud the fund;

                  (2) To make to the fund any untrue statement of a material fact or omit to state to the fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the fund; or

                  (4) To engage in any manipulative practice with respect to the fund.


4.       REPORTING REQUIREMENTS

         A. Reporting. Each advisory representative of the Firm, shall submit the following reports in the forms attached hereto as Exhibits A-D to the Firm's Compliance Officer showing all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

                  (1) Initial Holding Report. Exhibit A shall initially be filed no later than 10 days after that person becomes an advisory representative of the Firm.

                  (2) Periodic Reports. Exhibits B and C shall be filed no later than 10 days after the end of each calendar quarter. No such periodic report needs to be made if the report would duplicate information contained in broker trade confirmations or account statements received by the Firm no later than 10 days after the end of each calendar quarter.

                  (3) Annual Report. Exhibit D must be submitted by each advisory representative within 10 days after the end of each calendar year.


         B. Notification. The Firm's Compliance Officer (or his or her delegate) shall notify each advisory representative of the Firm who may be required to make reports pursuant to this Code of Ethics that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person.



5.       REVIEW AND ENFORCEMENT

         A. Review.

                  (1) The Firm's Compliance Officer (or his or her delegate) shall from time to time review the reported personal securities transactions of advisory representatives for compliance with the requirements of this Code of Ethics.



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                  (2) Each year the Compliance Officer(or his or her delegate)
shall require each advisory representative to review, and certify that he or she has reviewed, the Code of Ethics.

                  (3) If the Firm's Compliance Officer (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Firm's Compliance Officer (or his or her delegate) may give such person an opportunity to supply additional information regarding the transaction in question.

         B. Enforcement.

                  (1) If the Firm's Compliance Officer (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Board of Directors of the Firm. The Directors, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

                  (2) No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself. If, for example, a securities transaction of the Firm's Compliance Officer is under consideration, an officer of the Firm designated for the purpose by the Directors of the Firm shall act in all respects in the manner prescribed herein for the Firm's Compliance Officer.

6.       RESTRICTIONS

                  Initial Public Offerings and Limited Offerings. No investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the Firm's Compliance Officer (or his or her delegate) has authorized the transaction in advance.

                  Preclearance and Blackout Periods. No advisory representative shall purchase or sell, directly or indirectly any Covered Security:

o Which to the knowledge of the advisory representative is, at the time of the purchase or sale, being considered for purchase or sale by, or on behalf of the Firm;

o Which to the knowledge of the advisory representative is, at the time of the purchase or sale, being purchased or sold by, or on behalf of the Firm;

o On a day during which, to the knowledge of the advisory representative, the firm has a "buy" or "sell" order pending

An Advisory Person may not purchase or sell, directly or indirectly any Covered Security unless the Compliance Officer has approved a written request relating to such purchase or sale within three days prior to the execution of the transaction and such approval has not been rescinded by the


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Compliance Officer. The Compliance Officer shall not grant preclearance for a transaction in a Covered Security if, to the knowledge of the Compliance Officer, the Firm has a pending buy or sell order for that security or a closely related security.

Investment Personnel shall not purchase or sell, directly or indirectly, any Covered Security within three business days before the Firm trades in that security. The blackout restriction shall not, however, apply to Covered Securities purchased or sold at the direction of a party other than the adviser.

7.       RECORDS

                  The Firm shall maintain records in the manner and to the extent set forth below:

o A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

o A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the year in which the violation occurs;

o A copy of each report made pursuant to this Code of Ethics by an advisory representative, including any information provided in lieu of reports, shall be preserved by the Firm for a period of not less than five years from the end of the calendar year in which it is made, the first two years in an easily accessible place;

o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

o The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities that were a part of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

8.       MISCELLANEOUS

         A. Confidentiality. All reports of securities transactions and any other information provided by any person pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

         B. Amendment; Interpretation of Provisions. The Board of Directors of the Firm may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.



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                1ST SOURCE CORPORATION INVESTMENT ADVISORS, INC.
                                 CODE OF ETHICS
                           CERTIFICATION OF COMPLIANCE




The bold underlined term below has the meaning assigned to it in the 1st Source Corporation Investment Advisors, Inc. Code of Ethics adopted by the Board of Directors of 1st Source Corporation Investment Advisors, Inc. on December 20, 2001.

As an Investment ADVISORY REPRESENTATIVE, I certify that I have read and understand the 1st Source Corporation Investment Advisors, Inc. Code of Ethics. I further certify that I will comply with the requirements of the Code and that I will disclose and report all personal security holdings and / or transactions required to be reported by the Code.




Signature: ______________________     Date: ____________________






Print Name: _________________________



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                             1st SOURCE CORPORATION
                            INVESTMENT ADVISOR, INC.
                          CODE OF ETHICS CERTIFICATION


THE  CODE

         Covered Persons of 1sts Source Investment Advisors Corporation Inc. (the "Firm") must abide by the conditions set forth in the Code of Ethics (the "Code"). Each Advisory Representative is required to submit Initial and Annual Holdings Reports as well as Transaction/New Account Reports listing all personal securities transactions in Covered Securities for all such accounts in which the Advisory Representative has any direct or indirect beneficial interest and must also file Securities Transaction Reports on a quarterly basis with respect to purchases of covered securities in which beneficial interest was acquired in the quarter (subject to certain limitations specified in the Code of Ethics).

CERTIFICATION

         The undersigned hereby certifies that the Firm has adopted Procedures designed to be reasonably necessary to prevent Advisory Representatives from violating the Code and the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended and that no issues have arisen under the Code or the procedures adopted by the Trust to implement the Code and there have been no material violations of the Code since the last report to the Trustees.




--------------------------------                              ------------------
Steven J. Wessell                                                      Date
President

                                    EXHIBIT A

                             Initial Holdings Report



         As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of Ethics:

                                                               BROKER/DEALER OR
                         NO. OF            PRINCIPAL              BANK WHERE
      SECURITY           SHARES             AMOUNT             ACCOUNT IS HELD














Date:  ____________________              Signature:  _________________________

                                    EXHIBIT B

                          Securities Transaction Report



For the Calendar Quarter Ended _________________

         During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of Ethics:

                                                                                                           BROKER/
                                                                            NATURE OF                     DEALER OR
          SECURITY                                        PRINCIPAL        TRANSACTION                   BANK THROUGH
  (INCLUDING INTEREST AND      DATE OF       NO. OF       AMOUNT OF         (PURCHASE,                      WHOM
   MATURITY DATE, IF ANY)    TRANSACTION     SHARES      TRANSACTION       SALE, OTHER)     PRICE         EFFECTED
   ----------------------    -----------     ------      -----------       ------------     -----         --------












Date:  _____________________             Signature:  _________________________

                                    EXHIBIT C

                          Account Establishment Report



For the Calendar Quarter Ended _________________

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Firm's Code of Ethics:


            BROKER/DEALER OR
               BANK WHERE                                 DATE
              ACCOUNT WAS                             ACCOUNT WAS
              ESTABLISHED                             ESTABLISHED
              -----------                             -----------












Date:  ____________________               Signature:  _________________________

                                    EXHIBIT D


                             Annual Holdings Report



         As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Firm's Code of Ethics:

                                                           BROKER/DEALER OR
                         NO. OF         PRINCIPAL             BANK WHERE
         SECURITY        SHARES          AMOUNT            ACCOUNT IS HELD
         --------        ------         ---------          ---------------












Date:  ______________________            Signature:  _________________________